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                                                                     EXHIBIT 5.0


                                January 23, 1997




Kent Electronics Corporation
7433 Harwin Drive
Houston, Texas  77036

Gentlemen:

       We have acted as counsel for Kent Electronics Corporation, a Texas corporation (the "Company"), in connection with the registration, pursuant to a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of the offering and sale by certain shareholders of the Company (the "Selling Shareholders") of 2,033,939 shares of the Company's common stock, no par value ("Common Stock").

       In rendering this opinion, we have examined the corporate records of the Company, including its amended and restated articles of incorporation, amended and restated bylaws and minutes of meetings of its directors and shareholders. We have also examined the Registration Statement, together with the exhibits thereto, and such other documents as we have deemed necessary for the purposes of expressing the opinions contained herein. With respect to certain factual matters we have relied on statements of officers of the Company.

       Based upon the foregoing, we are of the opinion that the shares of Common Stock to be offered and sold by the Selling Shareholders are duly authorized, validly issued, fully paid and nonassessable.

       We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.0 to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

                                      Very truly yours,


                                      Liddell, Sapp, Zivley,
                                      Hill & LaBoon, L.L.P